UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934

NATIONAL ATLANTIC HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New Jersey	22-3316586
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4 PARAGON WAY
FREEHOLD, NEW JERSEY 07728
(Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-117804

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class	Name of each exchange
to be so registered	on which each class is to be registered
Common Stock, no par value	Nasdaq National Market

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED
ITEM 2. EXHIBITS
SIGNATURE

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The description of the Registrant’s Common Stock set forth under the caption “Description of Capital Stock” in the Registrant’s preliminary prospectus which constitutes a part of the Registrant’s Registration Statement on Form S-1, filed on July 30, 2004, and as amended from time to time (File No. 333-117804) (the “Registration Statement”), shall be incorporated by reference into this registration statement.

ITEM 2. EXHIBITS

Each of the following exhibits to this registration statement has been filed as an exhibit to the Registration Statement (as defined above) and is incorporated herein by reference:

Exhibit
Number	Description

1	Form of Amended and Restated Certificate of Incorporation of the Registrant (Exhibit 3.1 to the Registration Statement, filed by amendment on November 12, 2004).

2	Form of Amended and Restated Bylaws of the Registrant (Exhibit 3.2 to the Registration Statement, filed by amendment on November 12, 2004).

3	Form of Stock Certificate for the Common Stock (Exhibit 4.1 to the Registration Statement, filed by amendment on November 12, 2004).

4	Form of Share Repurchase Agreement, between the Registrant and Partner Agents of Proformance Insurance Company (Exhibit 10.2 to the Registration Statement, filed by amendment on January 14, 2005).

5	Investor Rights Agreement, dated December 18, 2001, among the Registrant, The Ohio Casualty Insurance Company and James V. Gorman (Exhibit 10.5 to the Registration Statement, filed July 30, 2004).

6	Letter Agreement, dated July 10, 2004, among the Registrant, Proformance Insurance Company, The Ohio Casualty Insurance Company and Ohio Casualty of New Jersey (Exhibit 10.7 to the Registration Statement, filed July 30, 2004).

7	Share Repurchase Agreement, dated October 25, 1994, between James V. Gorman and the Registrant (Exhibit 10.8 to the Registration Statement, filed July 30, 2004).

8	Share Repurchase Agreement, dated December 8, 2003, between the Registrant and Metropolitan Property and Casualty Insurance Company (Exhibit 10.10 to the Registration Statement, filed July 30, 2004).

9	Letter Agreement, dated December 7, 2004, among the Registrant, Proformance Insurance Company, The Ohio Casualty Insurance Company and Ohio Casualty of New Jersey (Exhibit 10.22 to the Registration Statement, filed January 14, 2005).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL ATLANTIC HOLDINGS CORPORATION
By:	/s/ Frank J. Prudente
	Name:	Frank J. Prudente
	Title:	Executive Vice President — Corporate Finance and Treasurer

Date: January 21, 2005